UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2017 (March 24, 2017)

MIRAGEN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 Lookout Rd. Boulder, CO	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-5952

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

(a) On March 24, 2017, the Audit Committee of the Board of Directors (the “Board”) of Miragen Therapeutics, Inc. (the “Company”) approved the dismissal of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm, effective immediately. As previously disclosed on the Company’s Current Report on Form 8-K as filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 13, 2017, the Company has engaged KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2017.

The reports of BDO on the Company’s financial statements for each of the two fiscal years ended December 31, 2016, and December 31, 2015, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2016, and December 31, 2015, and the subsequent interim periods through March 24, 2017, there were no (i) “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in their reports, or (ii) “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided BDO with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that BDO furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made in response to this Item 4.01, and, if not, stating the respects in which it does not agree. BDO responded with a letter dated March 24, 2017, a copy of which is attached hereto as Exhibit 16.1 to this Current Report on Form 8-K stating that BDO agrees with the statement set forth above.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) 2017 Corporate Goals

On March 24, 2017, the Board approved corporate performance goals for the fiscal year ending December 31, 2017 related to previously approved target cash bonus percentages included in the employment agreements between the Company and each of its executive officers, William S. Marshall, Ph.D., Jason A. Leverone, Adam S. Levy, and Paul D. Rubin, M.D.

Pursuant to the terms of previously approved employment agreements with each officer, each executive officer has been assigned a target cash bonus percentage of such officer’s current base salary for 2017, which are set at 50% of base salary for Dr. Marshall, 35% of base salary for Mr. Leverone, 40% of base salary for Mr. Levy, and 40% of base salary for Dr. Rubin. To receive any portion of his cash bonus award, pursuant to the employment agreements, each officer must be employed by the Company on the date any such bonuses are payable. The amounts payable to each officer are subject to review and adjustment in the sole discretion of the Board or the Company’s compensation committee and will be weighted for each officer based on the Board’s determination of the corporate goals. The approved corporate goals, which may be updated at the Board’s discretion during 2017, include:

•	goals related to defining a development and registration path for, as well as goals related to expansion indications of MRG-106, the Company’s clinical product candidate for the treatment of certain cancers;
•	goals related to the clinical advancement of MRG-201, the Company’s clinical product candidate for the treatment of pathological fibrosis;
•	goals related to the development of the Company’s pre-clinical product candidate pipeline; and
•	finance and business development goals, including collaboration objectives.

Item 9.01 Financial Statements and Exhibits

(d)	Reference is made to the Exhibit Index included with this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Miragen Therapeutics, Inc.

Dated: March 30, 2017	By:	/s/ William S. Marshall
William S. Marshall, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter of BDO USA, LLP, dated March 24, 2017.